UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  May 14, 2008

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400

Houston, Texas 77060

(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the May 13, 2008 annual meeting of shareholders, shareholders of Swift Energy Company (“Swift Energy” or the “Company”) approved amending the Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”) to increase the aggregate number of shares authorized to be awarded under the 2005 Plan by up to an additional 800,000 shares of Swift Energy’s common stock.  The amendment was recommended by the Company’s board of directors and described in the Company’s proxy statement for the 2008 annual meeting.

The shareholders of Swift Energy also re-elected Deanna L. Cannon, Douglas J. Lanier and Bruce H. Vincent to serve three-year terms on Swift Energy’s board of directors as Class III Directors.

Item 8.01.	Other Events

The shareholders of Swift Energy approved amending the Swift Energy Company Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance under the ESPP by up to an additional 200,000 shares of Swift Energy’s common stock.  The amendment was recommended by the Company’s board of directors and described in the Company’s proxy statement for the 2008 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2008

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President & Secretary